Exhibit 99.2

FR X OHMSTEDE ACQUISITIONS CO.
AND SUBSIDIARIES

HNT HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2006 (Post-Acquisition)
And for the Pre-Acquisition Period
January 1, 2006 through August 9, 2006 and
the Post-Acquisition Period
August 10, 2006 through December 31, 2006

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
HNT HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

C O N T E N T S

12 Greenway Plaza Suite 1202 Houston, TX 77046 Phone 713-561-6500 Fax 713-968-7128 Web www.uhy-us.com

Independent Auditors’ Report

To the Stockholders
FR X Ohmstede Acquisitions Co. and Subsidiaries
HNT Holdings Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of FR X Ohmstede Acquisitions Co. and Subsidiaries (FR X Acquisitions) as of December 31, 2006 and the related consolidated statements of operations, stockholders’ equity and cash flows for the pre-acquisition period of HNT Holdings Inc. and Subsidiaries (HNT) from January 1, 2006 through August 9, 2006 and the post-acquisition period of FR X Acquisitions from August 10, 2006 through December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FR X Acquisitions as of December 31, 2006 and the results of their operations and their cash flows for the pre-acquisition period of HNT from January 1, 2006 through August 9, 2006 and the post-acquisition period of FR X Acquisitions from August 10, 2006 through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note A, HNT was acquired on August 9, 2006 by FR X Acquisitions and adjusted its basis in assets and liabilities at that date. Accordingly, the consolidated financial statements present the balance sheet, statement of operations, changes in stockholders’ equity and cash flows for the pre-acquisition period separately from the post-acquisition period.

/s/ UHY LLP
Houston, Texas
November 12, 2007

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2006
(IN THOUSANDS)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$11,756
Trade receivables, net	30,256
Inventories, net	22,601
Prepaid expenses, deposits and other current assets	756
Deferred tax assets	2,199
TOTAL CURRENT ASSETS	67,568

PROPERTY AND EQUIPMENT, net	22,666

OTHER NON-CURRENT ASSETS, net	172,626

TOTAL ASSETS	$262,860

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Bank overdraft payable	$3,161
Accounts payable	7,956
Accrued expenses and other current liabilities	15,126
Accrued compensation and benefits	2,478
Federal income taxes payable	3,104
Current portion of long-term debt	11
TOTAL CURRENT LIABILITIES	31,836

NON-CURRENT LIABILITIES
Long-term debt, net of current portion	159,019
Deferred tax liabilities	27,717
Fair value of derivative instruments	391
TOTAL NON-CURRENT LIABILITIES	187,127

TOTAL LIABILITIES	218,963

STOCKHOLDERS' EQUITY
Common stock, $.001 par value; 100,000 shares authorized,
1,000 shares issued and outstanding	-
Additional paid-in capital	43,013
Retained earnings	1,275
Accumulated other comprehensive loss	(391)
TOTAL STOCKHOLDERS' EQUITY	43,897

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$262,860

See notes to consolidated financial statements.

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
HNT HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS)

	(Post-Acquisition)	(Pre-Acquisition)
	August 10, 2006	January 1, 2006
	through	through
	December 31,	August 9,
	2006	2006
REVENUES	$91,605	$127,784
COST OF GOODS SOLD
Manufacturing and service costs	67,389	92,785
Depreciation	427	791
TOTAL COST OF GOODS SOLD	67,816	93,576
GROSS PROFIT	23,789	34,208
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES	7,889	8,980
COMPENSATION EXPENSE PURSUANT TO EXECUTIVE
AGREEMENTS IN CONNECTION WITH THE CHANGE IN CONTROL	-	26,585
AMORTIZATION OF INTANGIBLES	6,673	-
DEPRECIATION AND AMORTIZATION	294	452
OPERATING PROFIT (LOSS)	8,933	(1,809)
INTEREST EXPENSE, net	(6,793)	(363)
OTHER INCOME (EXPENSE), net	(88)	169
INCOME (LOSS) BEFORE INCOME TAX
PROVISION (BENEFIT)	2,052	(2,003)
INCOME TAX PROVISION (BENEFIT)	777	(1,004)
NET INCOME (LOSS)	$1,275	$(999)

See notes to consolidated financial statements.

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
HNT HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
PRE-ACQUISITION PERIOD JANUARY 1, 2006 THROUGH AUGUST 9, 2006
AND POST-ACQUISITION PERIOD AUGUST 10, 2006 THROUGH DECEMBER 31, 2006
(IN THOUSANDS EXCEPT COMMON STOCK SHARES INFORMATION)

					Accumulated
		Common	Additional		Other	Total
		Stock	Paid In	Retained	Comprehensive	Stockholders'
	Shares	Amount	Capital	Earnings	Loss	Equity
Balance, January 1, 2006	221,299	$2	$23,947	$18,719	$-	$42,668
Distribution of assets	-	-	-	(1,811)	-	(1,811)
Capital contribution	-	-	21,837	-	-	21,837
Stock options exercised	17,500	-	1,750	-	-	1,750
Stock-based compensation	-	-	4,748	-	-	4,748
Tax benefit - stock options exercised	-	-	2,369	-	-	2,369
Net loss	-	-	-	(999)	-	(999)
Pre-acquisition balance,
August 9, 2006	238,799	$2	$54,651	$15,909	$-	$70,562

Initial common stock purchased	1,000	$-	$43,000	$-	$-	$43,000
Service units compensation	-	-	13	-	-	13
Change in fair value of
interest swap	-	-	-	-	(391)	(391)
Net income	-	-	-	1,275	-	1,275
Total comprehensive income						884
Post-acquisition balance,
December 31, 2006	1,000	$-	$43,013	$1,275	$(391)	$43,897

See notes to consolidated financial statements.

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
HNT HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	(Post-Acquisition)	(Pre-Acquisition)
	August 10, 2006	January 1, 2006
	through	through
	December 31,	August 9,
	2006	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,275	$(999)
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Bad debt expense	7	102
Depreciation and amortization	7,394	1,243
Stock-based compensation	-	4,748
Service units expense	13	-
Excess tax benefit from stock-based compensation	-	(2,369)
Deferred loan costs amortized to interest	257	3
Deferred tax expense (benefit)	(2,827)	30
Changes in operating assets and liabilities,
net of effects of business acquisition:
Trade receivables, net	10,416	(8,320)
Other receivables	-	(863)
Inventories, net	(1,098)	(2,172)
Prepaid expenses and other current assets	(14)	(871)
Accounts payable	53	672
Accrued expenses, compensation and benefits	(6,158)	7,896
Federal income taxes payable (receivable)	3,104	(2,793)
NET CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES	12,422	(3,693)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,981)	(1,898)
Net cash paid for business acquisition	(203,353)	-
NET CASH USED IN INVESTING
ACTIVITIES	(205,334)	(1,898)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from (payments on) on line of credit
and bank drafts payables	2,798	(11,757)
Proceeds from long-term debt	165,000	-
Payments of long-term debt	(6,005)	(4,551)
Loan costs	(4,006)	(8)
Common stock purchased	43,000	-
Capital contribution	-	21,837
Tax effect of exercise of stock options	-	2,369
NET CASH PROVIDED BY FINANCING
ACTIVITIES	200,787	7,890
NET INCREASE IN CASH AND CASH
EQUIVALENTS	7,875	2,299
CASH AND CASH EQUIVALENTS
Beginning of period	3,881	1,582
End of period	$11,756	$3,881

SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION
Cash paid for interest	$4,163	$360

Cash paid for taxes	$-	$2,322
SUPPLEMENTAL DISCLOSURE OF
NON-CASH ACTIVITIES
Fair value of derivative instruments	$391	$-

Distribution of assets	$-	$1,811
Property and equipment purchased through
long-term debt	$35	$-

Non-cash exercise of stock options	$-	$1,750

See notes to consolidated financial statements.

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
HNT HOLDINGS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006
(IN THOUSANDS)

NOTE A - ORGANIZATION AND NATURE OF BUSINESS

FR X Ohmstede Acquisitions Co. (“FR X Acquisitions”), through its wholly-owned subsidiaries (collectively referred to as the Company), engineers, manufactures, and repairs shell and tube heat exchangers and performs a variety of in-plant specialty field services, principally for petrochemical and refining customers. The Company operates manufacturing and repair facilities in Texas and Louisiana. FR X Acquisitions was incorporated on June 2, 2006 for the primary purpose of acquiring all of the outstanding interests in HNT Holdings Inc. (“HNT”) as of August 9, 2006. FR X Acquisitions is a wholly-owned subsidiary of FR X Ohmstede Holdings LLC (the “Parent”). Because of the change in ownership, the Company established a new basis of accounting effective August 10, 2006, which is referred to as the Post-Acquisition Period. Since the assets and liabilities are presented on a new basis effective August 10, 2006, the financial information for the Post-Acquisition Period is not comparable to financial information presented for the Pre-Acquisition Period. See Note C for further information regarding the value of the assets acquired and liabilities assumed. Reference to “the Company” within these consolidated financial statements includes HNT for the applicable periods.

Business and Market Conditions: The Company’s results of operations are affected by certain conditions outside the Company’s control, including overall industrial economic conditions and specifically the demand for hydrocarbon processing products and services.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Principles of Consolidation: The consolidated financial statements include the accounts of HNT and its wholly-owned subsidiaries for the Pre-Acquisition Period and FR X Acquisitions and its wholly-owned subsidiaries for the Post-Acquisition Period. All significant intercompany balances and transactions have been eliminated upon consolidation.

Revenue Recognition: The Company recognizes revenue associated with the engineering, manufacturing and repairing of shell and tube heat exchangers when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, price to the buyer is fixed and determinable and collectibility is reasonably assured. Delivery is not considered to have occurred until the customer takes title and assumes the risks and rewards of ownership, which is generally on the date of shipment. Costs related to this work are included in inventory until the product is shipped. These costs include all direct material, labor and subcontracting costs and those indirect costs related to performance such as, supplies, tools and repairs. Revenues from field service contracts are recognized as services are provided, the duration of which does generally not exceed one month.

Cash and Cash Equivalents: The Company considers all highly liquid temporary investments, including those with an original maturity of three months or less, to be cash equivalents.

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
HNT HOLDINGS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006
(IN THOUSANDS)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS (Continued)

Trade Receivables, net: As of December 31, 2006, trade receivables, net consist of the following:

Trade receivables	$30,556
Allowance for doubtful accounts	(300)

Trade receivables, net	$30,256

Other Receivables: On September 23, 2005, Hurricane Rita passed over southeast Texas and southwest Louisiana, directly impacting the Company’s Sulphur, Louisiana and Beaumont, Texas facilities. The Company has estimated the amount of damage including, among other items, costs incurred in conjunction with suspending operations at facilities in the affected areas, damage to facilities, payroll related costs, and costs to restore operations. The Company’s management believes they have sufficient insurance to cover these costs. During the period from January 1, 2006 through August 9, 2006, the Company’s claim increased $863 due to additional costs incurred. As of the date of acquisition, the Company distributed assets of $1,811 to the owners of HNT related to all claims filed through August 9, 2006. Any amounts claimed relative to business interruption will be recognized by the former owners of HNT when the ultimate resolution of the business interruption claim is complete.

Inventories, net: Inventories consist of costs for which no related revenue has been recognized. Inventories include materials used in the manufacturing process, labor, overhead and purchased parts and are valued at the lower of cost or market. Cost is determined by the average cost method for raw materials and the first-in, first-out (“FIFO”) method for purchased parts. As of December 31, 2006, inventories, net consist of the following:

Raw materials	$4,038
Work in progress	18,864
22,902
Less: reserve for inventory obsolescence	(301)

Inventories, net	$22,601

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
HNT HOLDINGS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006
(IN THOUSANDS)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS (Continued)

Prepaid Expenses, Deposits and Other Current Assets: As of December 31, 2006, prepaid expenses, deposits and other current assets consist of the following:

Prepaid insurance	$265
Deposits	8
Employee receivables	33
Other prepaids and receivables	450

Prepaid expenses, deposits and other current assets	$756

Property and Equipment, net: Property and equipment are stated at cost, including costs to ready assets for use. Depreciation and amortization of property and equipment is computed on the straight-line method over the estimated useful lives of the assets and is recognized as depreciation and amortization expense in the consolidated statements of operations.

During August 2006, the Company adjusted the value of its basis in its property and equipment as determined by an independent valuation expert pursuant to its business acquisitions (See Note C).

As of December 31, 2006, property and equipment, net, consists of the following items:

	Estimated
	Useful Lives

Land	Not Applicable	$2,060
Furniture, fixtures and computer
equipment	3-7 years	485
Machinery and equipment	3-15 years	13,837
Buildings and improvements	7-39 years	6,657
		23,039
Less: accumulated depreciation
and amortization		(676)
		22,363
Construction in progress		303

Property and equipment, net		$22,666

Repair and maintenance costs are expensed as incurred while major renewals and betterments are capitalized. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal.

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
HNT HOLDINGS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006
(IN THOUSANDS)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS (Continued)

Impairment of Long-Lived Assets: The Company reviews the recoverability of its long-lived assets, such as property and equipment, when events or changes in circumstances occur that indicate the carrying value of the asset or asset group may not be recoverable. The assessment of possible impairment is based on the Company’s ability to recover the carrying value of the asset or asset group from the expected future pre-tax cash flows (undiscounted) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value.

Goodwill and Other Intangible Assets: Goodwill represents the excess of the cost of an acquisition over the fair value of net assets acquired. The Company applies the provisions of Statement of Financial Accounting Standard (“SFAS”) No. 142, “Goodwill and other Intangible Assets” in accounting and reporting for goodwill and other intangible assets. Under SFAS No. 142, goodwill and other intangible assets with indefinite useful lives are tested for impairment annually. The Company believes there are no circumstances at this time that would indicate that an impairment test is necessary for the goodwill recognized in the August 2006 acquisition (See Note C). The Company intends to re-evaluate the goodwill during 2007. As of December 31, 2006, goodwill totaled $65,844 and is included with other non-current assets in the accompanying consolidated balance sheet.

Derivatives: The Company uses derivative financial instruments to reduce interest rate risks. The Company does not hold or issue derivative financial instruments for trading purposes. All derivatives are recognized as either assets or liabilities in the consolidated balance sheet and are measured at fair value. The accounting for changes in the fair value of a derivative instrument depends on the intended use of the derivative and the resulting designation. Accounting for qualified hedges allows a derivative’s gains and losses to offset related results on the hedged item in the consolidated statements of operations. For derivative instruments designated as cash flow hedges, changes in fair value, to the extent the hedge is effective, are recognized in accumulated other comprehensive income (loss) until the hedged item is recognized in earnings. Hedge effectiveness is measured at least quarterly based upon the relative changes in fair value between the derivative contract and the hedged item over time. Any change in the fair value resulting from ineffectiveness, as defined by SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” is recognized immediately in earnings.

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
HNT HOLDINGS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006
(IN THOUSANDS)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS (Continued)

Other Non-Current Assets: As of December 31, 2006, the Company’s other non-current assets consist of the following:

	Original	Accumulated	Net	Useful
	Amount	Amortization	Amount	Life
Goodwill	$65,844	$-	$65,844	Not Applicable
Customer trade name	42,300	-	42,300	Indefinite
Customer relationships	50,500	(2,100)	48,400	10 years
Customer backlog	5,200	(4,333)	867	.5 years
In-house technology	11,200	(170)	11,030	27.5 years
Non-compete agreements	500	(70)	430	3 years
Financing fees	4,000	(245)	3,755	5-8 years
	$179,544	$(6,918)	$172,626

All identifiable intangibles are being amortized on a straight-line basis over the estimated useful life or term of related agreements as indicated above.

The following is a summary of future minimum amortization expense:

Year Ending December 31,

2007	$7,069
2008	6,299
2009	6,035
2010	6,035
2011	5,984
Thereafter	33,060

$64,482

Income Taxes: The liability method is used in accounting for deferred income taxes for the Company. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The realizability of deferred tax assets are evaluated annually and a valuation allowance is provided if it is more likely than not that the deferred tax assets will not give rise to future benefits in the Company’s tax return. HNT and FR X Acquisitions are “C” corporations and file consolidated income tax returns with their corporate wholly-owned subsidiaries. Certain subsidiaries are organized as partnership or limited liability companies and their income or loss flows through to their partners or members. Such entities file separate informational income tax returns and are not subject to an entity level federal income tax.

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
HNT HOLDINGS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006
(IN THOUSANDS)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS (Continued)

Environmental Costs: The Company is subject to numerous environmental laws and regulations in the various jurisdictions in which it operates that (a) govern operations that may have adverse environmental effects, such as the discharge of materials into the environment, as well as handling, storage, transportation and disposal practices for solid and hazardous wastes and (b) impose liability for response costs and certain damages resulting from past and current spills, disposals or other releases of hazardous materials. Normal, recurring expenses related to operating the Company’s facilities in a manner that meets or exceeds environmental laws and regulations are matched to the cost of producing inventory. Despite the Company’s efforts to comply with existing laws and regulations, compliance with more stringent laws or regulations, or stricter interpretation of existing laws, may require additional expenditures, some of which may be material. The Company reserves amounts for such matters when expenditures are probable and reasonably estimable. Costs incurred to investigate and remediate environmental waste are expensed, unless the remediation extends the useful life of the assets employed at the site.

Product Warranty Expense: The Company provides a product warranty on its heat exchangers manufactured. The standard warranty offered is repair and replacement of any workmanship defect for one year after startup or eighteen months from date of shipment. The Company uses historic data to estimate appropriate levels of warranty reserves. Because product mix, production methods, and raw material sources change over time, historic data may not always provide precise estimates for future warranty expense. At December 31, 2006, the Company recorded reserves of $150.

Self-Insurance: The Company is self-insured for certain health insurance claims up to $75 per occurrence with a maximum cap of approximately $3,600. The Company accrues for claims liabilities based upon an average of historical claims incurred. At December 31, 2006, accrued claims totaled $748.

Stock-Based and Members’ Unit Compensation: In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share-Based Payment.” SFAS No. 123R revises SFAS No. 123, “Accounting for Stock-Based Compensation,” and focuses on accounting for share-based payments for services by employer to employee. The statement requires companies to recognize compensation cost for all share-based payment transactions with employees and suppliers, including compensation cost associated with the grant of equity share options. This was adopted by the Company and is effective for the Company January 1, 2006 and is required to be applied prospectively to new awards and to awards modified, repurchased, or cancelled after the effective date. Prior to the adoption of SFAS No. 123R the Company had elected to account for employee share-option grants using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (“APB No. 25”), “Accounting for Stock Issued to Employees.” Under APB No. 25, no compensation expense was recognized if the exercise price of the employee’s share option equaled or exceeded the market price of the underlying share on the date of grant. Pro forma information as required under SFAS No. 123 was presented in the prior year consolidated financial statements to reflect the estimated effect on net income as if the Company had accounted for equity share option grants using the fair value method prescribed in SFAS No. 123.

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
HNT HOLDINGS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006
(IN THOUSANDS)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS (Continued)

For the period January 1, 2006 through August 9, 2006, the Company recognized $4,748 as compensation cost representing the fair value of equity share option grants awarded to key management during the period January 1, 2006 through August 9, 2006 in accordance with the modified prospective method, for non-public companies prescribed in SFAS No. 123R. Under the modified prospective method, the fair value of each option award was estimated on the date of grant using the fair value of the Company stock as of August 9, 2006 (date of the acquisition). Portions of awards outstanding at the date of initial adoption of SFAS No. 123R continue to be accounted for using the accounting principles originally applied to those awards.

For the period January 1, 2006 through August 9, 2006, the effect of adopting the provisions of SFAS No. 123R was as follows: income from continuing operations and income before taxes reduced by $4,748, net income reduced by $3,086 (net of deferred tax benefit of $1,662), cash flows from operations reduced by $4,748 and cash flows from financing activities increased by $2,369.

For the period from August 10, 2006 through December 31, 2006, the Company recognized $13 as compensation cost representing the fair value of member units of the Parent awarded to key management during the period from August 10, 2006 through December 31, 2006 in accordance with the modified prospective method, for non-public companies prescribed in SFAS No. 123R. Under the modified prospective method, the fair value of each option award was estimated on the date of grant using the Intrinsic Value Method, computed by (a) the estimated current price of the stock reduced to exclude the present value of any expected dividends during the option’s life minus (b) the present value of the exercise price, with the following weighted average assumptions being used: risk-free interest rate of 4.6%, expected volatility of zero, dividend yield of zero and expected life of 5 years. As of December 31, 2006, there was $368 unrecognized compensation cost related to the non-vested portion of the member units granted since August 10, 2006. The cost of those options is expected to be recognized over a period of 5 years (the vesting period).

For the period from August 10, 2006 through December 31, 2006, the effect of adopting the provisions of SFAS No. 123R was as follows: income from continuing operations and income before taxes reduced by $13, net income reduced by $8 (net of deferred tax benefit of $5), cash flows from operations reduced by $13 and no effect on cash flows from financing activities.

Use of Estimates: The presentation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk: Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Trade receivables at any given time are concentrated in a relatively large number of primarily domestic customers. An allowance for doubtful accounts has been provided for estimated losses. To mitigate credit risk, the Company may require customers to make advance payments or secure obligations with letters of credit.

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
HNT HOLDINGS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006
(IN THOUSANDS)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS (Continued)

The Company maintains cash and cash equivalents in financial institutions, which exceeds federally insured limits. The Company monitors the financial condition of these financial institutions and has not experienced any losses associated with these accounts.

Fair Value of Financial Instruments: The Company’s financial instruments consist primarily of cash and cash equivalents, trade receivables, accounts payable and long-term debt. The carrying amounts of these accounts are representative of their respective fair values due to the short-term maturity of these instruments or their interest rate reflective of market rates.

New Accounting Pronouncements: In June 2006, FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 establishes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006; however, the FASB has agreed to defer the effective date for non-public entities. The Company is currently evaluating the impact the adoption of this interpretation will have on its future financial statements.

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurement.” This standard provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, but does not expand the use of fair value in any new circumstances. Prior to SFAS No. 157, the methods for measuring fair value were diverse and inconsistent, especially for items that are not actively traded. The standard clarifies that for items that are not actively traded, such as certain kinds of derivatives, fair value should reflect the price in a transaction with a market participant, including an adjustment for risk, not just the company's mark-to-model value. SFAS No. 157 also requires expanded disclosure of the effect on earnings for items measured using unobservable data. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of this statement on its financial statements and expects to adopt SFAS No. 157 on January 1, 2008.

In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB SFAS No. 115.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company has not determined the effect, if any, that the adoption of SFAS No. 159 will have on its financial position and results of operations.

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
HNT HOLDINGS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006
(IN THOUSANDS)

NOTE C - BUSINESS COMBINATION

Effective on August 9, 2006, FR X Acquisitions completed the acquisition of all of the outstanding stock of HNT pursuant to the terms of a stock purchase agreement dated June 5, 2006. The purchase price was $207,900 consisting of the purchase price for the stock, a capital contribution and direct acquisition costs. The purchase price allocation was recorded in the accompanying consolidated financial statements based on estimated fair values for the assets acquired and liabilities assumed and resulted in initial goodwill of approximately $65,844 and identifiable intangibles of $113,700. The Company utilized an independent third party to appraise the assets acquired and liabilities assumed. The components of the purchase price, based on the third party allocation, are as follows (in thousands):

Working capital	$32,400
Property and equipment	21,400
Identifiable intangibles	113,700
Goodwill	65,844
Deferred tax effects at purchase allocation	(25,444)
207,900
Less: cash acquired	(3,500)
Net assets acquired	$204,400

Certain amounts totaling approximately $8,500 were required to be held in escrow for a period of one year for possible indemnification pursuant to the conditions specified in the stock purchase agreement. As of August 9, 2007, such amounts have been released to the prior owners of HNT. The owners of HNT have also indemnified FR X Acquisitions for any breach of representation and warranties provided at closing to the extent the aggregate amount of such losses exceeds 1% of the purchase price up to a maximum of 5% of the purchase price. Additionally, certain contractual payments of $21,837 required at the closing of the transaction effected by the stock purchase agreement to key management of HNT pursuant to executive agreements have been reflected in the consolidated statement of operations for the period January 1, 2006 through August 9, 2006 (the Pre-Acquisition Period).

Additionally, just prior to closing of the acquisition, the Company distributed its estimated claim for reimbursement of damages associated with Hurricane Rita totaling $1,811 to the owners.

NOTE D - LONG-TERM DEBT

As of December 31, 2006, long-term debt is as follows:

Syndicated credit agreement
First lien	$109,000
Second lien	50,000
Revolving credit line	-

Financing companies	30
$159,030

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
HNT HOLDINGS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006
(IN THOUSANDS)

NOTE D - LONG-TERM DEBT (Continued)

During 2005, the Company maintained a credit facility with Bank of America, N.A. (the “Bank”). The credit facility included a total commitment of $18,750, comprised of a $12,000 revolving line of credit, interest due monthly, maturing in June 2006, a $4,750 term loan, $56 plus interest due monthly, maturing in June 2010 and a $2 million advancing line of credit for equipment acquisitions, $22 plus interest due monthly, maturing in June 2010. In March 2006, the Company negotiated an amendment to the credit facility with the Bank, which extended the maturity of the revolving line of credit to June of 2007 and increased the maximum available revolving line of credit to $20,000. The borrowings under the credit facility bore interest at the Company’s option of either LIBOR or the prime interest rate. The borrowing availability of the revolving line of credit was governed by a monthly borrowing base calculation. The term loan was fixed with a seven year amortization. Under the terms of the credit facility, the Company had pledged its accounts receivable, inventory and real property. The credit facility also included certain financial restrictive covenants. Simultaneous with the acquisition, the Company closed this credit facility and had previously paid all related debt in full.

In conjunction with the purchase of HNT, the Company entered into a credit facility with a syndicate of lenders providing a First Lien Credit Agreement of $115,000, a Second Lien Credit Agreement of $50,000, and a Revolving Facility Commitment and Letter of Credit of $30,000 (the “Credit Facility”). The First Lien Credit Agreement matures in August 2013 and requires quarterly payments of $288 plus interest of LIBOR plus 3%. The Second Lien Credit Agreement matures in August 2014 and requires quarterly interest payments of LIBOR plus 7%. The Revolving Facility Commitment and Letter of Credit mature in August 2011. Under the terms of the Credit Facility, the collateral consists of all capital stock and substantially all tangible and intangible assets of the Company. The Credit Facility also included certain financial restrictive covenants. As of December 31, 2006, the Company was in compliance with all covenants. As of December 31, 2006, borrowings under the Credit Facility totaled approximately $159,000 at interest rates of 8.3% for the First Lien and 12.3% for the Second Lien. For the period August 10, 2006 through December 31, 2006, the Company made prepayments totaling $6 million to the First Lien and as a result is not required to make quarterly principal payments until 2012.

The Company has purchased equipment under installment contracts with financing companies bearing interest at various rates ranging from 0% to 14% payable in 36 to 48 equal monthly installments. As of December 31, 2006, $30 is payable under such installment notes, with $11 classified as current and $19 classified as non-current. As of December 31, 2005, $5 was payable under such installment notes and is classified as current. The notes are collateralized by the equipment purchased and have varying maturities through 2009.

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
HNT HOLDINGS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006
(IN THOUSANDS)

NOTE D - LONG-TERM DEBT (Continued)

Principal payments due on long-term debt as of December 31, 2006 are as follows:

Year Ending December 31,

2007	$11
2008	12
2009	7
2010	-
2011	-
Thereafter	159,000

$159,030

Under the Credit Facility, the Company entered into two interest rate swap agreements in the total amount of approximately $86 million effective November 9, 2006. The swap agreements will terminate on November 9, 2009 and 2011, each agreement has a fixed rate quarterly payment date on each of February 9, May 9, August 9, and November 9 and end on the termination date. On August 24, 2006, the swap agreements were designated as cash flow hedges on the exposure of the variability of future cash flows subject to the variable quarterly interest rates on approximately $86 million of the term loan portion of the Credit Facility. As of December 31, 2006, the fair market value of the interest rate swap agreements in effect was a liability of $391. The swap agreements have an average fixed rate of 5.47% and 5.58%

NOTE E - RELATED PARTY TRANSACTIONS

The Company paid a management fee to an affiliate for various management services provided prior to the acquisition of the Company on August 9, 2006. For the period from January 1, 2006 through August 9, 2006, the Company incurred approximately $167 of management fees with the affiliate. No such fees have been paid post acquisition.

NOTE F - CONTRACTS

The Company obtains substantially all of its contracts through competitive bids. The Company's prerequisites for billing on contracts vary with individual contract terms. The Company utilizes letters of credit as collateral on trade receivables, when necessary and, generally, all amounts are due in the month following performance under the contract except for retainages that are collected upon completion of the contract. The Company has lien rights on certain contracts.

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
HNT HOLDINGS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006
(IN THOUSANDS)

NOTE G - COMMITMENTS AND CONTINGENCIES

The Company and its subsidiaries are obligated under various leases for office equipment and vehicles. The leases are currently on a month-to-month basis or provide for cancellation by the Company. The leases also provide for payment of maintenance and other expenses by the Company. Rent expense was $88 and $136 for the period from August 10, 2006 through December 31, 2006 and the period from January 1, 2006 through August 9, 2006, respectively.

Through its subsidiary, Beaumont Real Estate Holdings Company (“BRH”), the Company acquired the property adjacent to the north of its Beaumont facility from Texas Metal Works, Inc. (“TMW”), a subsidiary of Westcott Holdings, Inc. (“Westcott”), in 2002. At the time of the acquisition, various constituents had been detected at the TMW site, including heavy metals and petroleum hydrocarbons in the soils and chlorinated solvents in the groundwater. Affected soils on the TMW site were excavated in the spring of 2005. On May 19, 2006, in the course of delineation of the TMW groundwater plume, a separate chlorinated solvent plume was detected beneath the original Ohmstede property to the south. The Company has drilled several monitoring wells on its Beaumont property (consisting of the former TMW property and the original Ohmstede property) to delineate the extent of the two groundwater plumes. In 2005, the City of Beaumont adopted an ordinance classifying all property within the City limits as Municipal Setting Designation (“MSD”), and prohibiting the use of groundwater beneath the City for potable purposes pursuant to environmental laws of the State of Texas. The MSD statute enables a property owner in Beaumont, after notifying surrounding well owners of its intent to participate in the MSD program, to obtain regulatory closure of groundwater plumes with significantly higher concentrations of contaminations remaining in place. No amounts have been recognized within the consolidated financial statements pursuant to SFAS No. 5, “Accounting for Contingencies,” relating to this situation since management believes it does not meet the conditions required by SFAS No. 5 to record a liability.

In May 2006, the Company filed an Affected Property Assessment Report (“APAR”) and Response Action Completion Report (“RACR”) with the Texas Commission of Environmental Quality (“TCEQ”). On May 19, 2006, the Company received its MSD certificate from the TCEQ. Following receipt of the MSD certification, the Company obtained regulatory closure of both plumes without the need for remediation, and received the Certificate of Completion from the TCEQ on April 16, 2007.

In addition, the Company has purchased an insurance policy that provides coverage for remediation costs that may result from unknown contaminants in the future. Management does not believe that environmental matters present a material liability to the business.

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
HNT HOLDINGS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006
(IN THOUSANDS)

NOTE G - COMMITMENTS AND CONTINGENCIES (Continued)

Certain of the Company's subsidiaries are parties to legal proceedings in the ordinary course of business. While the outcome of lawsuits or other proceedings cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the financial condition, results of operations or liquidity of the Company.

NOTE H - INCOME TAXES

Provision (benefit) for federal and state income taxes is as follows:

	August 10, 2006	January 1, 2006
	through	through
	December 31,	August 9
	2006	2006
Current:
Federal	$3,104	$(708)
State	500	(326)
	3,604	(1,034)
Deferred:
Federal	(2,646)	26
State	(181)	4
	(2,827)	30

Total provision (benefit)	$777	$(1,004)

As of December 31, 2006, the tax effects of the financial reporting and income tax reporting basis differences, which give rise to deferred income tax assets and liabilities, are as follows:

Net current deferred income tax assets:
Accruals and reserves	$1,205
Contract accounting	994
Valuation allowance	-
2,199
Net non-current deferred income tax assets (liabilities):
Depreciation	(2,938)
Goodwill and intangible assets	(24,779)
Valuation allowance	-
(27,717)
$(25,518)

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
HNT HOLDINGS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006
(IN THOUSANDS)

NOTE H - INCOME TAXES (Continued)

Differences between the Company’s effective income tax rate and the statutory federal income tax rate is as follows:

	August 10, 2006	January 1, 2006
	through	through
	December 31,	August 9,
	2006	2006

Tax provision (benefit) at the federal
statutory income tax rate	$718	$(701)
State income taxes and other	59	(303)

Total tax provision (benefit)	$777	$(1,004)

NOTE I - EMPLOYEE SAVINGS PLAN

The Company offers its employees a 401(k) employee savings plan. The Company, at its discretion, matches contributions made by its employees up to a maximum of 1.5% of an employee’s annual compensation. For the period August 10, 2006 through December 31, 2006 and January 1, 2006 through August 9, 2006, the Company provided matching funds to its employees of $81 and $71, respectively. The Company also contributes to union-sponsored retirement plans for its employees covered under collective bargaining agreements. Amounts contributed are determined based upon amounts per hour worked by such employees. For the period August 10, 2006 through December 31, 2006 and January 1, 2006 through August 9, 2006, the Company provided funds to union-sponsored retirement plans in the amount of $80 and $139, respectively.

NOTE J - STOCKHOLDERS’ EQUITY

The Company’s parent issued two classes of profits units: service units and exit units. All service units vest ratably over a five year period or upon a change in control, as defined. Exit units are distributed to certain members of FR X Acquisitions management and vest in relationship to when certain financial parameters are met based upon minimum net returns as defined. Upon termination from the Company, the units issued upon initial capital contribution at time of formation may be put back to the Company and require the Company to repurchase such shares at the price defined in the agreement. All units owned are subject to transfer restrictions. On November 20, 2006, the Parent granted 2 service units and 6 exit units to certain members of the Company, at an exercise price of $1. Pursuant to SFAS No. 123R, for the period from August 10, 2006 through December 31, 2006, the Company recognized $13 as compensation expense for service units issued by the Parent, as they relate to services performed by employees of the Company. No compensation expense will be recognized on exit units until it becomes probable that events as defined will occur. As of December 31, 2006, no units have been exercised.

FR X OHMSTEDE ACQUISITIONS CO. AND SUBSIDIARIES
HNT HOLDINGS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006
(IN THOUSANDS)

NOTE J - STOCKHOLDERS’ EQUITY (Continued)

On August 9, 2006, the Company granted 7,500 stock options to key management of HNT which became fully vested and were exercised concurrent with the acquisition of HNT’s stock. Under SFAS No. 123R, the fair value of these options was estimated on the date of grant using the fair value of the Company stock as of August 9, 2006 (date of the acquisition). The Company recognized stock-based compensation of $4,748 for the period January 1, 2006 through August 9, 2006 related to these options.

Effective on August 9, 2006, 10,000 stock options issued to key management prior to the Company’s adoption of SFAS No. 123R were exercised concurrent with the acquisition of HNT’s stock. As defined in the stock option agreement, all options were fully vested at January 1, 2006.

NOTE K - SUBSEQUENT EVENTS

On March 12, 2007, in connection with a dividend payment of $86,140 to the existing shareholders of the Company, the Company amended the Credit Facility. Under the terms of the amendment to the First Lien Credit Agreement, borrowings increased by $65,000 and the maximum rate of interest was reduced from LIBOR plus 3% to LIBOR plus 2.5%. Under the terms of the amendment to the Second Lien Credit Agreement, borrowings increased by $20,000. All other terms of the First and Second Lien Credit Agreements remained unchanged.

On September 19, 2007, EMCOR Group, Inc. acquired all of the issued and outstanding shares of capital stock of the Company and its subsidiaries for a purchase price of approximately $455.4 million, net of cash acquired of approximately $1.5 million. The sale proceeds were used to extinguish the Credit Facility and interest rate swaps, including accrued interest, through the date of sale. Concurrent with the change in control of the Company, the two classes of profit units held by the Parent (service units and exit units) vested fully and the proceeds from the sale were used by the Company to satisfy the required settlement of the profit units.